DOUBLE EAGLE HOLDINGS, LTD.
2011 ENDORSER STOCK PLAN

This **Double Eagle Holdings, Ltd. 2011 Endorser Stock Plan** (the "**Plan**") is designed to retain select Endorsers and reward them for making contributions long-term to the success of the Company. These objectives are accomplished by making awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1. **Definitions.**

"**Board**" - The Board of Directors of the Company.

"**Code**" - The Internal Revenue Code of 1986, as amended from time to time.

"**Committee**" - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are disinterested persons, as contemplated by Rule 16b-3 ("**Rule 16b-3**") promulgated under the Securities Exchange Act of 1934.

"**Company**"- Double Eagle Holdings, Ltd. and its subsidiaries including subsidiaries of subsidiaries.

"**Endorser**" - Any person, other than an employee, who individually or through his or her service entity is engaged by the Company to render product endorsement related services and is compensated for such services.

"**Exchange Act**" - The Securities Exchange Act of 1934, as amended from time to time.

"**Fair Market Value**" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices (or the closing price if such stock is listed on the Nasdaq Stock Market) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant

"**Grant**" - The grant of any Option, Restricted Stock Award, or Restricted Stock Unit, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

"**Grant Agreement**" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

"Option" – A Stock Option to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an "**Optionee.**"

"Participant" - An Endorser to whom a Grant has been made under the Plan.

"**Permitted Transferees**" shall mean any of the following to whom an Endorser may transfer an Option or Stock Award hereunder: Endorser's (i) parents, siblings, spouse, domestic partner, children (natural or adopted), stepchildren, grandchildren, or (ii) a partnership, limited partnership, trust, or limited liability company whose only equity holders, trustees, beneficiaries or members are the Endorser and any of the aforementioned individuals. Upon the death of Endorser, the term Permitted Transferees shall also include such deceased Endorser's estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

"Restricted Stock Award"- A Grant made under the Plan in restricted stock.

"Restricted Stock Unit"- A Grant made under the Plan denominated in units of restricted stock.

"**Sale Event**" means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the Stock of the Company to an unrelated person or entity, or (v) any other transaction in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or a successor entity immediately upon completion of the transaction; provided, however, that notwithstanding any of the foregoing (i) through (v), no Sale Event shall be deemed to occur as a result of a bona fide financing transaction, the purpose of which is to raise funds to finance the operations of the Company.

"Securities Act" - The Securities Act of 1933, as amended from time to time.

"Stock" - Authorized and issued or unissued shares of common stock of the Company.

"Stock Award" - A Grant made under the Plan in restricted stock or denominated in units of restricted stock.

2. **Administration.** The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Stock Options, Restricted Stock Awards or Restricted Stock Units; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the vesting date or dates thereof; and (g) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder. The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

3. **Eligibility.** The persons who shall be eligible to receive Grants shall be Endorsers. An Optionee may hold more than one Option. A Participant may hold more than one Option, Restricted Stock Award or Restricted Stock Unit.

4. **Stock.**

   A. **Authorized Stock:** Stock subject to Grants may be either unissued or reacquired Stock.

   B. **Number of Shares:** Subject to adjustment as provided in **Sections 5 and 9** of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options or Stock Awards, or purchased indirectly through exercise of Options granted under the Plan shall not exceed Sixty Million (60,000,000) shares of Stock. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

   C. **Reservation of Shares:** The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to

obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

D. **No Obligation to Exercise:** The issuance of a Grant shall not impose any obligation upon the Participant to exercise any rights under such Grant.

5. **Terms and Conditions of Options.** Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in the form approved by the Board or Committee. Option agreements need not be identical, and in each case, whether vesting is time-based or performance-based, may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

A. **Number of Shares:** Each Option shall state the number of shares to which it pertains.

B. **Exercise Price:** Each Option shall state the exercise price, which shall in no event be less than Fair Market Value of the underlying Stock on the date of grant.

C. **Medium and Time of Payment:** The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company's outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions, (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid in such other form of consideration permitted by the Nevada corporations law as may be acceptable to the Board or the Committee, including, without limitation, a promissory note or by means of the Stock subject to the Option.

D. **Term and Exercise of Options:** Any Option granted to an Endorser shall become exercisable over a period of no longer than five (5) years or subject to such other conditions imposed by the Board or the Committee in their sole discretion, provided however, to the extent the right to exercise any Option(s) pursuant to an agreement between the Company and an Endorser is based upon an occurrence or event, such

right shall become exercisable upon such occurrence or event. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted. Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the related Grant Agreement may provide. The Option shall be exercisable only by the Optionee and Optionee's Permitted Transferees and no other person other than a Permitted Transferee shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

E. **Termination of Status as Endorser:** If Optionee's status as an Endorser shall terminate for any reason other than in connection with a Sale Event, then each installment of the Option that has vested as of the date of such termination (the "**Termination Date**") shall be exercisable for such period, if any, as set forth in the Grant Agreement relating to such Option, which in no event shall exceed the longer of (i) one (1) year from the Termination Date or (ii) such other period as may be set forth in the Grant Agreement.

F. **Nontransferability of Option:** No Option shall be transferable by the Optionee, except in whole, and not in part, to a Permitted Transferee, except as provided in either (i) the agreement between Optionee and Endorser pursuant to which Endorser agrees to render product endorsement services to the Company; or (ii) the Grant Agreement relating to such Option.

G. **Recapitalization:**

(i) Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of monetary consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" by the Company.

(ii) In the event of a Sale Event, unless otherwise provided by the Board, all Options shall terminate upon the effective time of such Sale Event. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unvested or unexercised Option (or any installment thereof) a stock

option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then, unless provided otherwise in the Grant Agreement, all unvested options shall immediately vest and become exercisable for a period of not less than thirty (30) days, as determined by the Board, commencing at least ten (10) days prior to the record date fixed for the determination of the holders of Stock entitled to receive their pro rata portion of the consideration to be paid to or received by such holders in connection with the Sale Event, and ending upon the effective time of such Sale Event or during the remaining term of the Option, whichever is the lesser, provided, that (i) in any event, the period in which such previously unvested Option shall be exercisable will allow the Optionee to exercise the Option and to participate in the Sale Event with respect to the Stock acquired by the Optionee upon such exercise, (ii) any such right granted shall be granted on a consistent basis to all Optionees not receiving an offer to receive substitute options, and (iii) any such exercise shall be subject to the consummation of such Sale Event.

(iii) Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

(iv) In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

(v) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this **Section 5**, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

(vi) The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

H. **Rights as a Shareholder:** An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the due exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of the due exercise, except as expressly provided in this **Section 5**.

I. **Modification, Acceleration, and Renewal of Options:** Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options. Notwithstanding the provisions of this **Section 5**, however, no modification of an Option shall, (i)extend beyond its original term; and (ii) without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

J. **Other Provisions:** The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities laws, Nevada corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company. Notwithstanding the foregoing, the Company shall take all commercially reasonable efforts to ensure that Stock shall be duly and validly issuable upon exercise of all Options granted or which may be granted under the Plan.

6. **Stock Awards.**

A. **Types of Grants.**

(i) **Restricted Stock Awards**. Restricted Stock Awards may be granted to any Endorser selected by the Board or the Committee in such amounts and subject to such terms and conditions as determined by the Board or the Committee. The Board or the Committee shall specify the purchase price, if any, to be paid by to the Company with respect to any Restricted Stock Award; provided, however, that value of the consideration shall not be less than the par value of Stock, unless otherwise permitted by applicable law. All Restricted Stock Awards will be made pursuant to the execution of a Restricted Stock Award Agreement in the form approved by the Board or Committee.

(a) **Vesting of Restricted Stock Awards**. At the time of grant, the Board or the Committee shall specify the date(s) on which the Restricted Stock Award shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon duration of engagement with the Company or any affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board or the Committee.

(ii) **Restricted Stock Units**. Restricted Stock Units may be granted to any Endorser selected by the Board or the Committee in such amounts and subject to such terms and conditions as determined by the Board or the Committee. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Board or the Committee in its sole discretion. The Board or the Committee shall specify the purchase price, if any, to be paid by to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of Stock, unless otherwise permitted by applicable law. All Restricted Stock Units will be made pursuant to the execution of a Restricted Stock Units Agreement in the form approved by the Board or Committee.

(a) **Vesting of Restricted Stock Units**. At the time of grant, the Board or the Committee shall specify the date(s) on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting

based upon duration of engagement with the Company or any affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board or the Committee.

(b) **Maturity and Payment**. At the time of grant, the Board or the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the award; provided that, except as otherwise determined by the Board or the Committee, set forth in any applicable Stock Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15thday of the third month following the end of the Company's fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Board or the Committee, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Stock as determined by the Board or the Committee.

(c) **Payment upon Termination of Service**. An award of Restricted Stock Units shall only be payable while the Participant is an Endorser, as applicable; provided, however, that the Board or the Committee, in its sole and absolute discretion may provide (in a Stock Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of service in certain events, including the Participant's death or disability or any other specified termination of service.

(d) **No Rights as a Stockholder**. Unless otherwise determined by the Board or the Committee, a Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the shares represented by such Restricted Stock Units, unless and until the same are transferred to the Participant pursuant to the terms of this Plan and the Stock Award Agreement.

(iii) **Conditions and Restrictions.** Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as "**Restricted Stock**." Further, with Board or Committee approval, Stock Awards may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of **Section 6**. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

7. **Cancellation or Rescission of Grants.** For purposes of clarification, this **Section 7** shall apply solely to Stock Awards and not to the Grant of an Option.

A. **Non-Competition:** Unless the Stock Award Agreement or the agreement pursuant to which the Endorser provides product endorsement services to the Company specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Grant Agreement or the agreement pursuant to which the Endorser provides product endorsement services to the Company, the Plan and with the following conditions:

A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose engagement has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while engaged by the Company, the Participant's post-engagement responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized

securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in a Company agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after engagement with the Company. A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during engagement by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this **Section 7** prior to any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded.

B. **Termination of Services:** If the service to the Company of an Endorser terminates, other than pursuant to any of the following provisions under this **Section 7**, all unexercised, deferred and unpaid Stock Awards shall be cancelled immediately, unless the Stock Award Agreement or the agreement pursuant to which the Endorser provides product endorsement services to the Company, provides otherwise.

(i) **Rights in the Best Interests of the Company.** When a Participant resigns from the Company or terminates providing its services to the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to **Section 9** or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

(ii) **Death or Disability of a Participant.**

(1) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and

distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2) In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition, or Grants any rights to any such Grants, to the extent provided in any Grant Agreement, may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3) After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (i) terminate restrictions in any Grant Agreement; (ii) accelerate any or all installments and rights; and (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

In the event a conflict between the provisions of the Stock Award Agreement and this Plan, the Stock Award Agreement shall control. In the event of a conflict among the provisions of the Stock Award Agreement, the agreement pursuant to which the Endorser agrees to render product endorsement services to the Company and/or the Plan, the services agreement shall control. In the event of uncertainty as to interpretation of or controversies concerning this **Section 7**, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

8. **Investment Intent.** All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. Notwithstanding the foregoing, the Company shall take all commercially reasonable efforts to ensure that Stock shall be duly and validly

issuable upon exercise of all Options granted or which may be granted under the Plan. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

9. **Amendment, Modification, Suspension or Discontinuance of the Plan.** The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee shall adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Stock Options (iii) covered by outstanding Stock Awards; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

10. **Tax Withholding.** The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. **Availability of Information.** During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is

required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

12. **Notice**. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

13. **Indemnification of Board**. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

14. **Governing Law**. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

15. **Effective and Termination Dates**. The Plan shall become effective on the date it is approved by the Board. The Plan shall terminate ten (10) years later, subject to earlier termination by the Board pursuant to **Section 9**.

This **2011 Endorser Stock Plan** was duly adopted and approved by the Board effective on the 4th day of November, 2011.